Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ENACT HOLDINGS, INC.
Pursuant to Section 242
of the General Corporation Law of the State of Delaware

Enact Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:
A.    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add a new Article XVI as follows:
“ARTICLE XVI

LIABILITY OF OFFICERS

No officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, repeal or modification of this Article XVI, or the adoption of any provision inconsistent with this Article XVI, shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such amendment, repeal or modification with respect to acts or omissions occurring prior to such amendment, repeal or modification. If the DGCL hereafter is amended to eliminate or limit the liability of an officer, then an officer of the Corporation, in addition to the circumstances in which an officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the DGCL, as so amended.”
    SECOND:    The foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this 16th day of May, 2024.

            ENACT HOLDINGS, INC.

By:	/s/ Rohit Gupta
Name:	Rohit Gupta
Title:	President and Chief Executive Officer